UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 9, 2026

MarineMax, Inc.

(Exact name of registrant as specified in its charter)

Florida	1-14173	59-3496957
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Brooker Creek Boulevard Oldsmar, Florida	34677
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (727) 531-1700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	HZO	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The Merger Agreement

On August 9, 2026, MarineMax, Inc., a Florida corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, SHM Holdco, LLC, a Delaware limited liability company (“Parent”), and Intrepid Holdco, Inc., a Florida corporation and an indirect wholly-owned subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are affiliates of Safe Harbor Marinas, LLC (“Safe Harbor Marinas”), a portfolio company of Blackstone Infrastructure Partners L.P. (“Blackstone Infrastructure”). Pursuant to the Merger Agreement and in accordance with the Florida Business Corporation Act, Merger Sub will be merged with and into the Company (the “Merger” and together with the other transactions contemplated by the Merger Agreement, the “Transactions”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent. Capitalized terms used herein without definition have the meanings specified in the Merger Agreement.

The Merger Agreement was entered into following a strategic review process directed by the Company’s board of directors (the “Board”). The Board, at a meeting duly called and held, unanimously (i) determined that the Merger Agreement and the Transactions are in the best interests of the Company and its shareholders and declared it advisable that the Company enter into the Merger Agreement, (ii) approved the execution, delivery and performance of the Merger Agreement by the Company, the performance by the Company of its covenants and other obligations thereunder and the consummation of the Transactions, and (iii) resolved to recommend that the shareholders of the Company entitled to cast votes on such a proposal adopt and approve the Merger Agreement. In connection with its evaluation of the Merger, the Board received the opinion of Wells Fargo Securities, LLC to the effect that, as of the date of such opinion and based upon and subject to the assumptions, procedures, matters considered and limitations set forth therein, the Merger Consideration to be paid to holders of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”), (other than shares of Company Common Stock held in treasury or owned by Parent or Merger Sub) is fair, from a financial point of view, to such holders.

Merger Consideration

On the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock held by the Company or owned, directly or indirectly, by Parent or Merger Sub) will be converted automatically into the right to receive an amount in cash equal to $53.00 per share, without interest (the “Merger Consideration”).

Treatment of Equity Awards

Pursuant to the Merger Agreement and among other items set forth therein, except as set forth in the Company Disclosure Letter, at the Effective Time:

(i) each option to purchase shares of Company Common Stock (“Company Option”), whether vested or unvested, that is outstanding immediately prior to the Effective Time will be canceled and converted into the right to receive a lump sum cash payment, without interest, equal to the product of (x) the number of then-remaining shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time and (y) the excess, if any, of the Merger Consideration over the per share exercise price of such Company Option; provided that, if a Company Option has a per share exercise price equal to or greater than the Merger Consideration, it will be canceled without consideration and will be of no further force and effect;

(ii) each award of restricted stock units of the Company that was not granted subject to performance-based vesting conditions (“Company RSU”) that is outstanding (whether unvested or vested but unpaid) immediately prior to the Effective Time will be canceled and converted into the right to receive a lump sum cash payment, without interest, equal to the product of (x) the number of shares of Company Common Stock subject to such Company RSU immediately prior to the Effective Time and (y) the Merger Consideration; and

(iii) each award of restricted stock units of the Company that was granted subject to performance-based vesting conditions (“Company PSU”) that is outstanding (whether unvested or vested but unpaid) immediately prior to the Effective Time will be canceled and converted into the right to receive a lump sum cash payment, without interest, equal to the product of (x) the number of shares of Company Common Stock subject to such Company PSU and (y) the Merger Consideration, with the number of shares of Company Common Stock subject to any Company PSU for which the performance period has not been completed as of the Effective Time deemed achieved at the target level of performance.

Notwithstanding anything to the contrary in the foregoing, each Company equity-based award granted on or after the date of the Merger Agreement but prior to the Effective Time, will not accelerate vesting at the Closing but will instead, as of the Effective Time, be converted into a cash long-term incentive award representing the right to receive a lump sum cash payment, without interest, equal to the product of (x) the number of shares of Company Common Stock subject to such equity-based award immediately prior to the Effective Time and (y) the Merger Consideration (a “Deferred Cash Award Amount”), which Deferred Cash Award Amount will continue to vest in accordance with its original vesting and payment terms, and will provide for accelerated vesting upon the employee’s termination of employment by the Company without Cause (as such term is defined in the Company’s 2021 Stock-Based Compensation Plan) following the Effective Time or upon the employee’s termination as a result of death.

Pursuant to the Merger Agreement, the Company’s Amended 2008 Employee Stock Purchase Plan (the “Company ESPP”) will be terminated as of the last day of the current offering period, which will end on September 30, 2026. As a consequence, no new offering period will commence following such date. Participants with respect to the offering period currently in process will continue to participate in the Company ESPP in accordance with its terms as of the date of the Merger Agreement.

Closing Conditions

Consummation of the Merger is subject to the satisfaction or waiver of various customary closing conditions, including, but not limited to: (i) adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the votes entitled to be cast by the holders of shares of Company Common Stock entitled to vote thereon (the “Company Shareholder Approval”); (ii) the absence of any law or judgment by any governmental authority of competent jurisdiction that enjoins, restrains or otherwise makes illegal, prevents or prohibits consummation of the Merger (collectively, “Restraints”); (iii) the expiration or early termination of the applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the receipt of certain other governmental approvals or clearances required to be obtained for the consummation of the Merger under certain applicable foreign antitrust and foreign direct investment laws; and (iv) other customary closing conditions, including (a) each party’s representations and warranties being true and correct, subject to certain customary qualifications and (b) each party’s compliance with or performance of, in all material respects, its obligations under the Merger Agreement. The obligations of Parent and Merger Sub to consummate the Merger are not subject to any financing condition.

Restrictions on The Company’s Ability to Solicit and Negotiate Alternative Acquisition Proposals

Pursuant to the Merger Agreement, the Company has agreed not to, among other items and subject to certain exceptions set out in the Merger Agreement, (i) initiate, solicit, propose, knowingly induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any inquiries or requests for information with respect to any proposal or offer to acquire 20% or more of the assets or voting power of the Company (a “Takeover Proposal”) or any proposal, inquiry or offer that would reasonably be expected to lead to a Takeover Proposal, (ii) engage in, continue or otherwise participate in any negotiations or discussions concerning, or provide access to the Company’s business, assets, personnel, properties, books and records or any confidential information or data, in each case, with the intent to induce the making, submission or announcement of, or to knowingly encourage or facilitate, any proposal or offer that constitutes or that would reasonably be expected to lead to any Takeover Proposal, (iii) approve, endorse or recommend any Takeover Proposal or propose publicly to do so, (iv) approve, recommend, execute or enter into any letter of intent, memorandum of understanding, agreement in principle, confidentiality agreement (other than an Acceptable Confidentiality Agreement), merger agreement, acquisition agreement, or other similar contract or agreement for or relating to any Takeover Proposal, or (v) resolve, commit or agree to do any of the foregoing. Prior to obtaining the Company Shareholder Approval, the Company must notify Parent within one business day if the Company receives an inquiry, proposal, offer or request for information that constitutes or would reasonably be expected to lead to a Takeover Proposal. If the Company receives a bona fide Takeover Proposal that did not result from a material breach of the Company’s non-solicitation obligations under the Merger Agreement and that the Board or a committee thereof determines in good faith, after consultation with its financial advisor and outside legal counsel, (a) constitutes or would reasonably be expected to lead to a Takeover Proposal for 60% or more of the assets or voting power of Company that (x) would be more favorable to the Company’s shareholders from a financial point of view, and (y) would reasonably be expected to be completed, taking into account all legal, regulatory, financial, financing and other aspects of such proposal and of the Merger Agreement considered relevant by the Board or any duly authorized committee thereof (such a proposal, a “Superior Proposal”) and (b) that the failure to take such action would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable law, then the Company may enter into an acceptable confidentiality agreement and engage in discussions or negotiations with such third party.

Prior to obtaining the Company Shareholder Approval, subject to satisfaction of certain conditions and under the circumstances specified in the Merger Agreement, the Board may: (i) in response to an event, occurrence, change, effect, condition, development or state of facts or circumstances (other than related to a Takeover Proposal or Superior Proposal or any proposal that constitutes or would reasonably be expected to lead to a Takeover Proposal or Superior Proposal) that materially improves the business, assets, operations or prospects of the Company and its subsidiaries, and was neither known to, nor reasonably foreseeable by, the Board as of the date of the Merger Agreement (an “Intervening Event”), withhold or withdraw (or amend, qualify or modify in a manner adverse to Parent or Merger Sub) the Board’s recommendation that the Company’s shareholders vote to adopt and approve the Merger Agreement (an “Adverse Recommendation Change”) or (ii) in response to a bona fide, unsolicited Takeover Proposal that the Board or a committee thereof determines in good faith constitutes a Superior Proposal, make an Adverse Recommendation Change or cause the Company to enter into a definitive agreement providing for such Superior Proposal and terminate the Merger Agreement, in each case, so long as the Board determines in good faith, after consultation with its financial advisor and outside legal counsel, that the failure to take such action would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable law, subject to complying with notice and other specified conditions of the Merger Agreement, including customary match rights of Parent, and, in the case of a termination of the Merger Agreement to enter into a definitive agreement providing for a Superior Proposal, payment by the Company of the Company Termination Fee described below.

The Merger Agreement also provides that the Company, on the one hand, or Parent and Merger Sub, on the other hand, may specifically enforce the obligations under the Merger Agreement, including each party’s obligation to consummate the Merger if the conditions set forth in the Merger Agreement are otherwise satisfied. Except in the case of Willful Breach or Fraud, the aggregate liability of the Company for monetary damages under the Merger Agreement is capped at an amount equal to the Company Termination Fee.

Financing

Parent has obtained an equity commitment for the purpose of financing the Transactions. Blackstone Infrastructure has committed to capitalize Parent at the closing of the Merger on the terms and subject to the conditions set forth in the equity commitment letter delivered by Blackstone Infrastructure, in the amount necessary to consummate the Merger on the terms contemplated by the Merger Agreement and to make all payments required to be made by Parent and Merger Sub pursuant to the terms of the Merger Agreement, including, among other things, payment of the Merger Consideration, the repayment or refinancing of any indebtedness required as a result of the Merger, and any and all fees, expenses and other amounts payable in connection with the Merger and the other Transactions. The Company is an express third party beneficiary of the equity commitment letter and is entitled to enforce the investment commitment, on the terms and subject to the conditions set forth therein. Parent may also seek to obtain debt financing in connection with the Transactions, on the terms and subject to the conditions described in the Merger Agreement.

Termination and Fees

The Merger Agreement contains certain termination rights for each of the Company and Parent, including the right of either party to terminate the Merger Agreement, subject to certain exceptions, if: (i) the Merger is not completed by May 9, 2027 (the date that is nine months following the date of the Merger Agreement), subject to two automatic extensions of three months each (up to a maximum of fifteen months following the date of the Merger Agreement) under certain circumstances for the purpose of obtaining certain regulatory approvals (such date, as it may be extended, the “Outside Date”), so long as a material breach by the terminating party of any of its representations and warranties or its failure to perform any of its material obligations under the Merger Agreement was not the principal cause of, and has not principally resulted in, the failure of the Merger to be consummated by the Outside Date; (ii) any Restraint is in effect and has become final and non-appealable, so long as a breach by the terminating party of any of its representations and warranties or its failure to perform any of its obligations under the Merger Agreement was not the principal cause of, and has not principally resulted in, such final and non-appealable Restraint; or (iii) the Company Shareholders’ Meeting (including any adjournments or postponements thereof) at which a vote on the adoption of the Merger Agreement was taken has concluded and the Company Shareholder Approval has not been obtained, provided that the Company cannot terminate the Merger Agreement for a failure to obtain the Company Shareholder Approval if the Company’s action or failure to act (which action or failure to act constitutes a breach by the Company of the Merger Agreement) has been the principal cause of, or principally resulted in, the failure to obtain the Company Shareholder Approval.

Parent can also terminate the Merger Agreement: (i) if the Company’s representations or warranties are untrue or incorrect or the Company fails to perform any of its covenants or agreements set forth in the Merger Agreement, which untruth, incorrectness or failure to perform (a) would give rise to a failure of certain conditions to closing and (b) is incapable of being cured or, if capable of being cured by the Outside Date, is not cured within thirty calendar days following receipt by the Company of written notice from Parent of such untruth, incorrectness or failure to perform; or (ii) prior to receipt of the Company Shareholder Approval, if the Board makes an Adverse Recommendation Change.

The Company can also terminate the Merger Agreement: (i) if Parent’s or Merger Sub’s representations or warranties are untrue or incorrect or Parent or Merger Sub fails to perform any of its covenants or agreements set forth in the Merger Agreement, which untruth, incorrectness or failure to perform (a) would give rise to a failure of certain conditions to closing and (b) is incapable of being cured or, if capable of being cured by the Outside Date, is not cured within thirty calendar days following receipt by Parent of written notice from the Company of such untruth, incorrectness or failure to perform; or (ii) prior to receipt of the Company Shareholder Approval, in order to enter into a definitive agreement providing for a Superior Proposal, provided that prior to or concurrently with such termination the Company pays or causes to be paid the Company Termination Fee described below to the extent due and payable pursuant to the terms of the Merger Agreement.

Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee of $31,650,000 in cash (the “Company Termination Fee”). These circumstances include termination of the Merger Agreement (i) by Parent following an Adverse Recommendation Change, (ii) by the Company in order to enter into a definitive agreement providing for a Superior Proposal, (iii) by the Company or Parent, due to the Company Shareholder Approval not being obtained following a bona fide Takeover Proposal that was publicly made or communicated to the Board or the Company’s management and that was not publicly withdrawn prior to the date which is three business days before the date of the Company Shareholders’ Meeting if, within 12 months of termination, the Company enters into a definitive agreement with respect to a Takeover Proposal (that is subsequently consummated) or otherwise consummates a Takeover Proposal, or (iv) by Parent due to certain uncured breaches of the Merger Agreement by the Company following a public, bona fide Takeover Proposal if, within 12 months after termination, the Company enters into a definitive agreement with respect to a Takeover Proposal (that is subsequently consummated) or otherwise consummates a Takeover Proposal.

Other Terms of the Merger Agreement

The Merger Agreement contains customary representations and warranties of the Company, Parent, and Merger Sub relating to their respective businesses and the Transactions, in each case generally subject to customary materiality qualifiers. Additionally, the Merger Agreement provides for customary pre-closing covenants of the Company, including, subject to certain exceptions, covenants requiring the Company to, among other things, (i) use its commercially reasonable efforts to carry on its business in all material respects in the ordinary course of business and (ii) refrain from taking certain actions during the period between the date of the Merger Agreement and the Effective Time, in each case, without Parent’s written consent (which will not be unreasonably withheld, delayed or conditioned). The Merger Agreement also contains certain covenants of Parent and Merger Sub, including restrictions on Parent’s ability prior to the Effective Time to initiate, solicit, propose, knowingly induce the making, submission or announcement of, or knowingly encourage, facilitate or assist any inquiries or requests for information with respect to, or the making of, any inquiry regarding, or any proposal or offer that constitutes, or could reasonably be expected to result in or lead to, a post-closing transaction to sell, divest, transfer or otherwise dispose of any business, assets, properties, product lines, programs, projects or equity interests of the Company or any of its subsidiaries.

In addition, subject to the terms of the Merger Agreement, the Company, Parent and Merger Sub are required to use reasonable best efforts to consummate the Transactions and obtain all consents, approvals, licenses, permits, authorizations, exemptions, clearances, orders, confirmations, waivers and other similar grants of authority or right from any governmental authority or third party necessary, proper or advisable to consummate the Transactions, subject to specified limitations.

If the Transactions are consummated, the Company Common Stock will be delisted from the New York Stock Exchange and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The foregoing description of the Merger Agreement and the transactions contemplated by the Merger Agreement does not purport to be a complete description thereof and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Parent, Merger Sub, the Company or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement, which were made only for purposes of the Merger Agreement and as of specified dates. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement, are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement, and are qualified by various standards of materiality. Investors are not third-party beneficiaries of the representations and warranties under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Parent, Merger Sub, the Company or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 7.01.	Regulation FD Disclosure.

On August 10, 2026, Safe Harbor Marinas and the Company issued a joint press release announcing the execution of the Merger Agreement. A copy of the joint press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information provided under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and is not deemed to be “filed” with the U.S. Securities and Exchange Commission (the “SEC”) for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section and is not incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this Current Report on Form 8-K in such a filing.

Forward-Looking Statements

This report may contain forward-looking statements including, among other things, statements regarding the ability of the parties to complete the proposed transaction and the expected timing of completion of the proposed transaction; the prospective performance and outlook of the Company’s business and opportunities; as well as any assumptions underlying any of the foregoing. When used in this report, or any other documents, words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “forecast,” “goal,” “objective,” “plan,” “project,” “seek,” “strategy,” “target” and similar expressions should be considered forward-looking statements made in good faith by the Company or Parent, as applicable. These forward-looking statements are based on the beliefs and assumptions of management of the applicable party at the time that these statements were prepared and are subject to risks, uncertainties, and assumptions that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: (i) the ability to obtain the requisite approval of the proposed transaction from shareholders of the Company; (ii) the risk that the proposed transaction may not be completed in a timely manner or at all, or that the expected benefits of the proposed transaction may not be realized on the timeline contemplated or at all; (iii) the possibility that competing offers or acquisition proposals for the Company will be made; (iv) the possibility that any or all of the various conditions to the consummation of the proposed transaction may not be satisfied or waived, including the failure to receive certain required regulatory approvals from applicable governmental authorities; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive agreement with respect to the proposed transaction, including in circumstances that would require the Company to pay a termination fee or other expenses; (vi) the effect of the pendency of the proposed transaction on the Company’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, vendors and others with whom it does business, its business generally or its stock price; (vii) risks related to diverting management’s attention from the Company’s ongoing business operations or the loss of one or more members of its management team; (viii) the risk that shareholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; (ix) market risks such as interest rate risk and foreign currency exchange rate risk; (x) economic and industry conditions and corresponding effects on consumer behavior and the Company’s operating results; (xi) environmental conditions, tariffs and their potential impacts on the Company’s operations and the broader economy; (xii) inclement weather and the Company’s ability to mitigate impacts of adverse weather conditions through geographic diversity; (xiii) the Company’s future estimates, assumptions and judgments, including statements regarding whether such estimates, assumptions and judgments could have a material adverse effect on the Company’s operating results; (xiv) the impact of the Company’s core strengths and retailing strategies on the Company’s growth and earnings potential; and (xv) the seasonality and cyclicality of the Company’s business and the effect of such seasonality and cyclicality on its financial results and inventory levels. Further information on risks that could affect the Company’s results is included in its filings with the SEC, including its most recent Quarterly Report on Form 10-Q and its Annual Report on Form 10-K for the fiscal year ended September 30, 2025, and any current reports on Form 8-K that it may file from time to time. Should any of these risks or uncertainties materialize, actual results could differ materially from expectations. Except as required by applicable law, the Company and Parent each assume no obligation to, and do not currently intend to, update or supplement any such forward-looking statements to reflect actual results, new information, future events, changes in their expectations or other circumstances that exist after the date of this report.

Additional Information and Where to Find It

This report may be deemed to be solicitation material in respect of the proposed transaction involving the Company and Safe Harbor. In connection with the proposed transaction, the Company intends to file with the SEC and furnish to shareholders a proxy statement seeking Company shareholder approval of the proposed transaction. This report is not a substitute for the proxy statement or any other document that the Company may file with the SEC or send to its shareholders in connection with the proposed transaction. INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. The materials to be filed by the Company will be made available to the Company’s investors and shareholders at no expense to them and copies may be obtained free of charge on the Company’s website at https://investor.marinemax.com/overview/default.aspx. In addition, all of those materials will be available at no charge on the SEC’s website at www.sec.gov. Any vote at the Company’s shareholder meeting to approve the proposed transaction or other responses in relation to the proposed transaction should be made only on the basis of the information contained in the proxy statement relating to the proposed transaction.

Participants in the Solicitation

The Company and its directors, executive officers, other members of its management and its employees may be deemed to be participants in the solicitation of proxies of the Company’s shareholders in connection with the proposed transaction under SEC rules. Information about the Company’s directors and executive officers is set forth under the captions “Proposal One–Election of Directors,” “Director Compensation,” “Corporate Governance,” “Security Ownership of Principal Shareholders, Directors, and Officers,” “Executive Compensation,” “Stock Vesting—Pay Versus Performance” and “Equity Compensation Plan Information” in the Definitive Proxy Statement for the Company’s 2026 annual meeting of shareholders, filed with the SEC on January 21, 2026 (available here), under the caption “Business—Executive Officers” in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025, filed with the SEC on November 17, 2025 (available here) and in the Company’s Current Report on Form 8-K, filed with the SEC on March 3, 2026 (available here). Additional information regarding ownership of the Company’s securities by its directors and executive officers is included in such persons’ SEC filings on Forms 3 and 4. These documents may be obtained free of charge at the SEC’s website at www.sec.gov and on the Company’s website at https://investor.marinemax.com/overview/default.aspx.

Information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s shareholders generally, will be set forth in the proxy statement relating to the proposed transaction when it becomes available.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

2.1	Agreement and Plan of Merger, dated August 9, 2026, by and among SHM Holdco, LLC, Intrepid Holdco, Inc., and MarineMax, Inc.*

99.1	Joint Press Release, dated August 10, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2)(ii) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARINEMAX, INC.

Date: August 10, 2026	By:	/s/ William Brett McGill
William Brett McGill
Chief Executive Officer and President